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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SORL Auto Parts, Inc. and Subsidiaries
Delaware

We hereby consent to the incorporation by reference in the Registration Statementon Form S-3 of SORL Auto Parts, Inc. and Subsidiaries of our report dated March 29, 2011 relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
March 29, 2011